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                                                                 EXHIBIT 21.1



                          SUBSIDIARIES OF THE COMPANY


                                    JURISDICTION OF          COMPANY'S
            NAME                    INCORPORATION     PERCENTAGE OWNERSHIP
            ----                    ---------------   --------------------


Laurel Park Venture                      Georgia              100%
Amli Foundation Co-Investors, L.P.      Delaware               25%
Amli at Champions, L.P.                   Texas                15%
Pleasant Hill Joint Venture              Georgia               40%
Amli at Windbrooke, L.P.                Illinois               15%
Amli Foundation Co-Investment-II,
L.P.                                    Delaware               15%
Barrett Lakes, L.L.C.                   Delaware               35%
Amli at Willeo Creek, L.P.               Georgia               30%
Amli at Chevy Chase, L.P.               Illinois               33%
Amli at Willowbrook, L.P.               Illinois               40%
Amli at River Exchange, L.L.C.          Delaware               40%
Acquiport/Aurora Crossing, L.P.         Delaware               25%
Acquiport/Fossil Creek, L.P.            Delaware               25%